UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

EnPro Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	001-31225	01-0573945
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina		28209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-731-1500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 9, 2005, EnPro Industries, Inc. sent a notice (the "Notice") to its directors and executive officers informing them of a temporary suspension of trading (the "Blackout Period") under the EnPro Industries, Inc. Retirement Savings Plan and Retirement Program (the "Plans"). Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the Notice.

The reason for the Blackout Period is to complete the transition of the record keeping and administrative services associated with the Plans to Schwab Retirement Services, Inc. who will become the new record keeper for the Plans on or about July 1, 2005. This transition will temporarily prevent participants in the Plans from engaging in transactions that are otherwise available under the Plans, including loans, distributions, changes to investment elections and fund transfers.

The Notice indicates that the Blackout Period will begin on June 21, 2005 and end during the week of July 18, 2005. EnPro Industries, Inc. provided the Notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. EnPro Industries, Inc. received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on May 9, 2005.

Enquiries concerning the Blackout Period should be directed to Steve Spradling, Director, Compensation and Benefits, by telephone at 704-731-1500 or by mail at:

EnPro Industries, Inc.
5605 Carnegie Boulevard
Suite 500
Charlotte, NC 28209-4674

During the Blackout Period and for two years after the ending date of the Blackout Period, security holders and other interested persons may obtain, without charge, the actual beginning and ending dates of the Blackout Period by contacting the individual specified above.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Notice to Directors and Executive Officers of EnPro Industries, Inc. dated May 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnPro Industries, Inc.

May 9, 2005	By:	Richard L. Magee

Name: Richard L. Magee
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of EnPro Industries, Inc. dated May 9, 2005